UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2025

WESTERN DIGITAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-08703	33-0956711
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5601 Great Oaks Parkway San Jose, California	95119
(Address of Principal Executive Offices)	(Zip Code)

(408) 717-6000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 Par Value Per Share	WDC	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2025, the Board of Directors (the “Board”) of Western Digital Corporation (the “Company”) unanimously appointed Brad Feller as Senior Vice President and Chief Accounting Officer of the Company, effective November 14, 2025, to succeed Gene M. Zamiska, who currently serves as the Company’s Senior Vice President, Global Accounting and Chief Accounting Officer. Mr. Feller will also assume the role of principal accounting officer at that time.

Mr. Feller, 51, served as senior director of financial operations at Sacred Heart Community Service, a non-profit organization, from March 2024 to October 2025. From January 2023 to April 2023, he served as chief financial officer of Bright Machines, Inc., a factory automation software company, and from April 2021 to December 2022, he served as chief financial officer of Flex Logix Technologies, Inc., a semiconductor chip designing company. From 2014 to 2019, he served as the chief financial officer of Infinera Corporation, an optical networking equipment company, and from 2012 to 2013, he served as interim chief financial officer of Marvell Semiconductor, Inc. Prior to 2012, Mr. Feller served in various finance positions of increasing responsibility at Marvell Semiconductor, Inc. and Integrated Device Technology Inc. Mr. Feller began his career at Ernst & Young LLP.

In connection with his appointment as the Company’s Senior Vice President and Chief Accounting Officer, Mr. Feller will receive an annual base salary of $425,000 and a target bonus opportunity under the Company’s short-term incentive plan of 75% of annual base salary. Mr. Feller will also receive a signing bonus of $300,000, which is subject to repayment if Mr. Feller’s employment is terminated before the two-year anniversary of the payment date (unless the Company terminates Mr. Feller’s employment without “Cause” as defined in the Company’s Executive Severance Plan).

Mr. Feller will receive a sign-on restricted stock unit (“RSU”) award with a grant date value of $1,500,000. Subject to Mr. Feller’s continued employment with the Company, the RSU award will vest based on the following schedule: 25% of the award will vest in November 2026, and the remaining award will vest in 12 substantially equal installments of 6.25% every three months thereafter. Subject to approval by the Compensation and Talent Committee of the Board, Mr. Feller will also be eligible to receive an annual equity award for the Company’s fiscal year 2027 with a grant date value equal to $900,000.

In accordance with the Company’s customary practice, the Company will enter into its standard form of indemnification agreement with Mr. Feller, which agreement has previously been filed with the Securities and Exchange Commission. Mr. Feller will also be eligible to participate in the Company’s Executive Severance Plan and Change in Control Severance Plan.

There are no arrangements or understandings between Mr. Feller and any other person pursuant to which Mr. Feller was appointed to serve as the Company’s Senior Vice President and Chief Accounting Officer. There are no family relationships between Mr. Feller and any director or executive officer of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Western Digital Corporation
(Registrant)

By:	/s/ Cynthia Tregillis
Cynthia Tregillis
Executive Vice President, Chief Legal Officer and Secretary

Date: November 3, 2025